Exhibit 10.9

	Branch No	Cust. No.	Transac. No.
Stamp	588	2034628
¥100,000

Loan Agreement

The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“Bank”)		May 30, 2008

Address	Meisan Takahama Bldg. 7F, 12-23, Konan 2-chome, Minato-ku
Tokyo 108-0075
Obligor	UBIC, Inc.	sealed
Masahiro Morimoto, Representative Director
Address
Joint surety		sealed
Address
Joint surety		sealed

The Obligor approves the provisions set forth in the Banking Transaction Agreement submitted separately, and hereby enters into this Loan Agreement with the Bank as follows:

Article 1 (Monetary Loan)

The Obligor has received a monetary loan from the Bank pursuant to the following terms and conditions:

1	Amount of loan	Yen 300,000,000	2	Intended use	Working capital	3	Interest rate	% p.a.	Rate of delinquency charge	14% p.a.
	(Put ¥ mark to the amount)						(To be calculated on a per diem basis using a 365-day year)

4	Repayment method	(1) The first and last repayments shall be made as follows:

			First repayment date			First repayment amount	Last repayment date			Last repayment amount
			Year	Mo	Day	Yen	Year	Mo	Day	Yen
			08	06	30	5,000,000	13	05	31	5,000,000

(2) The second repayment onwards (except the last repayment) shall be made as follows:

			Second repayment month			Second repayment amount
			Year	Mo		Yen
			08	07		5,000,000

		(iii)	Repayment period to		Interval	Each repayment amount
			Year	Mo	Every	Yen
			13	04	01 month	5,000,000

		(iv)	Repayment period to		Interval Every	Each repayment amount

			Year	Mo	months	Yen

		(v)	Repayment period to		Interval Every	Each repayment amount
Yen
			Year	Mo	months

		(vi)	Repayment period to		Interval Every	Each repayment amount
			Year	Mo	months	Yen

		(vii)	Repayment period to		Interval Every	Each repayment amount
			Year	Mo	months	Yen

		(viii)	Repayment period to		Interval Every	Each repayment amount
			Year	Mo	months	Yen

		(ix)	Repayment period to		Interval Every	Each repayment amount
			Year	Mo	months	Yen

		(x)	Repayment period to		Interval Every	Each repayment amount
			Year	Mo	months	Yen

		(xi)	Repayment period to		Interval Every	Each repayment amount
			Year	Mo	months	Yen

(3) Each repayment date in (2) above shall be the last day of the month.

(4) If any of the repayment dates in (1) and (2) above falls on a holiday, the relevant repayment shall be made on:
The business day following such holiday, and if such business day gets into the next month, then the business day that immediately precedes such holiday.

5	Interest payment

(1) The interest payment date shall be June 30, 2008 and thereafter the monthly anniversary of the date set forth in Item (3) above and the last repayment date. Interest shall be paid for the period between the day immediately following the previous interest payment date (the borrowing date for the first interest payment) and the next interest payment date upon the lapse of such period.

(2) If an interest payment date falls on a holiday, then the relevant interest shall be paid pursuant to Item (4) above.

6	Deposit account for repayment	Branch name					Account No.	Account holder Obligor

7	Guarantee provided by a credit guarantee corporation			xxxx Credit Guarantee Corporation		Guarantee No.
No.
Date & Time: 5/26/2008, 13:18:11

							Reviewed	Implemented	Stamp verified

13100 08.05 (10Y)

Article 2 (Partial Early Repayment)

If the Obligor makes a partial early repayment, unless the Obligor specifically requests to continue making early repayments thereafter, the Obligor shall repay pursuant to the schedule set forth in the foregoing Article, thereby advancing the last repayment date accordingly.

Article 3 (Combined Use or Omission of Promissory Notes)

(i)             The Obligor shall issue promissory notes for the loan specified in Article 1 hereof in the amounts and for maturity dates indicated by the Bank, and submit them to the Bank and continue to renew them in the same manner until the last repayment date arrives.

(ii)          If the Obligor obtains the Bank’s approval the Obligor may omit the submission to the Bank of promissory notes provided for in the foregoing Paragraph. However, if the Bank so requests in the future, the Obligor shall immediately submit promissory notes to the Bank in compliance with the provision under the foregoing Paragraph.

Article 4 (Withdrawal of Principal and Interest from Deposit Account)

(a)         For payment of the principal to be paid by the Obligor the Bank shall withdraw from the deposit account designated for repayment under Paragraph 6 of Article 1 hereof the payable amount for application to such payment on the promised date of repayment.

(i)             For such withdrawal and application, the Obligor will omit the submission or presentation of checks, the passbook of the ordinary deposit account or of the multiple purpose account and withdrawal request forms notwithstanding the Bank’s current account, ordinary deposit account, or multiple purpose account regulations.

(ii)          If the amount kept at the deposit account designated for repayment falls short of the payable amount on the repayment date, at any time, after the deposit amount reaches the repayment amount after such repayment date, the Bank may take the same procedure as set forth in (i) above.

(b)         The Bank also may withdraw from the same deposit account interest, delinquency charges and other payable charges for the present loan pursuant to the provision under (a) above.

(c)          If the Obligor intends to use any method other than those set forth in (a) and (b) above, the Obligor shall obey the Bank’s instructions.

Article 5 (Payment of Expenses)

The Obligor shall pay all expenses to be incurred in the preparation of this Instrument and the instrument set forth in Article 7 hereof and in the disposal of collateral property, as well as other expenses related to this agreement.

Article 6 (Guaranty)

(i)             The Surety owes guarantee obligations jointly with the Obligor with respect to all of the obligations that the Obligor owes under this agreement, and in fulfilling such obligations, shall comply with the provisions set forth in the Banking Transaction Agreement which the Obligor separately submitted to the Bank, as well as this agreement.

(ii)          The Surety shall not claim to be free from its obligations if the Bank changes or releases collateral or other security for its own reasons.

(iii)       The Surety shall not offset its obligations against its deposit with or other receivables from the Bank.

(iv)      If the Surety fulfills its guarantee obligations hereunder and acquires any rights in subrogation from the Bank, the Surety shall not exercise such rights without the consent of the Bank while transactions continue between the Obligor and the Bank. If so requested by the Bank, the Surety shall assign to the Bank, without charge, its rights or order of priority.

(v)         If the Surety has, or will have, any other guarantee provided to the Bank with respect to the obligations owed by the Obligor to the Bank, unless specifically agreed between the Surety and the Bank, the aggregate guaranteed amount shall be the total of these guarantees, and other guarantees shall not be affected by this guarantee.

Article 7 (Creation of Notarial Deed)

Whenever requested by the Bank the Obligor and the Surety shall immediately take the procedure necessary for creating a notarial deed with an agreement to compulsory execution. Period.

Seal	(Special agreement)

(Ref) Interest shall be calculated by the following formula for both an ordinary year and a leap year:

Principal (MDIC is 100 yen) × number of days × interest rate p.a./365 = Amount of interest (fractions less than one yen rounded down)

(Note: MDIC is short for “minimum denomination on which interest is charged.”)